Exhibit 32.1
SECTION 906 CEO/CFO CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) each of the undersigned officers of Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (the “Company”), does hereby certify, to such officer’s knowledge, that the Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	October 28, 2022
/s/ Reshma Kewalramani

Reshma Kewalramani
Chief Executive Officer and President

Date:	October 28, 2022
/s/ Charles F. Wagner, Jr.

Charles F. Wagner, Jr.
Executive Vice President and Chief Financial Officer